UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 2, 2006

                        SERVICE CORPORATION INTERNATIONAL
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

      Texas                         1-6402-1                     74-1488375
--------------------------------------------------------------------------------
 (State or other                  (Commission                  (IRS Employer
 jurisdiction of                  File Number)              Identification No.)
  incorporation)

          1929 Allen Parkway, Houston, TX                            77019
--------------------------------------------------------------------------------
      (Address of principal executive offices)                     (Zip Code)

       Registrant's telephone number, including area code: (713) 522-5141

                                 Not Applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c)

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      THE AGREEMENT AND PLAN OF MERGER

      On April 2, 2006, Service Corporation International, a Texas corporation ("SCI"), and Coronado Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of SCI ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Alderwoods Group, Inc., a Delaware corporation ("Alderwoods"). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Alderwoods (the "Merger"), with Alderwoods continuing as the surviving corporation ("Surviving Corporation") and a direct wholly owned subsidiary of SCI. At the effective time and as a result of the Merger, each share of Alderwoods common stock will be converted into the right to receive $20.00 in cash.

      Alderwoods has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) to conduct its businesses in the ordinary course between the execution of the Merger Agreement and the consummation of the Merger and (ii) not to engage in certain kinds of transactions during such period. In addition, Alderwoods has agreed to certain additional customary covenants, including, among others, covenants, subject to certain exceptions, (A) to cause a stockholder meeting to be held to consider adopting the Merger Agreement, (B) for its Board of Directors to recommend adoption by its stockholders of the Merger Agreement and the transactions contemplated by the Merger Agreement, (C) not to solicit proposals relating to alternative business combination transactions and (D) not to enter into discussions concerning or provide confidential information in connection with alternative business combination transactions.

      The parties have agreed to use reasonable best efforts to cooperate in connection with the consummation of the Merger, including by taking all reasonable steps to obtain all necessary approvals from governmental entities. In addition, SCI has agreed to take all actions necessary to avoid impediments under antitrust laws so as to enable closing to occur as soon as reasonably possible, and in no event later than April 2, 2007, provided that SCI is not required to propose or agree to any divestiture or any operational restriction, or take other action that, in the reasonable judgment of SCI could be expected to:

     o result in divestiture of, or operational restrictions on, business, product lines or assets (of Alderwoods or SCI) having aggregate revenues in the twelve months ending December 31, 2005, in excess of $200 million;

     o    limit the right of SCI to own or operate all or any portion of Rose
          Hills;

     o result in a limitation or restriction on the ability of SCI (following the closing) to terminate or otherwise reduce or change the employment of more than 100 administrative employees of Alderwoods; or

     o require investments or payments by, or result in costs to, SCI or Alderwoods in excess of $5 million.

      Consummation of the Merger is subject to customary conditions, including, among others, (i) approval of the stockholders of Alderwoods, (ii) expiration or termination of the applicable Hart-Scott-Rodino Act waiting period, (iii) absence of any order or injunction prohibiting the consummation of the Merger and (iv) subject to certain exceptions, the accuracy of representations and warranties with respect to SCI's and Alderwoods' businesses and compliance by SCI and Alderwoods with their respective covenants contained in the Merger Agreement.

      The Merger Agreement contains certain termination rights for both Alderwoods and SCI. Upon termination of the Merger Agreement under specified circumstances, Alderwoods may be required to pay SCI a termination fee of $25 million. Upon termination of the Merger Agreement under other specified circumstances, SCI may be required to pay Alderwoods a termination fee of $25 million. The termination fee is payable by SCI only in specified circumstances where a termination is based on or related to antitrust laws but is not based on or related to certain litigation that is currently pending.

      The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.


      THE FINANCING COMMITMENT LETTER

      On April 2, 2006, SCI entered into a commitment letter providing a commitment for a $850 million senior bridge facility with Chase Lincoln First Commercial Corporation and J.P. Morgan Securities Inc. (the "Commitment Letter") in connection with the financing of the Merger.

      The bridge facility described in the Commitment Letter includes $850 million of one-year term loans (the "Initial Loans") to be borrowed at the time of consummation of the Merger (the "Closing"). Lenders holding Initial Loans have the option, subject to certain exceptions, to exchange such loans at maturity for notes maturing on a later date, but no later than the tenth anniversary of the Closing (the "Exchange Notes").

      The proceeds from the bridge facility may be used by SCI (i) to finance the Alderwoods acquisition pursuant to the Merger Agreement; (ii) to refinance certain existing indebtedness of Alderwoods or SCI; and (iii) to pay costs and expenses related to the Merger, the financing of the Merger, and related transactions.

      The Initial Loans, if utilized, will bear interest at the greater of (a) LIBOR plus 3.50% and (b) a treasury rate plus 3.75%, in each case increasing by 100 basis points on the date that is six months after the Closing and by an additional 50 basis points at the end of each three-month period thereafter, but in no event shall the Initial Loans bear interest at a rate that is higher than 10.00% per annum on or prior to November 30, 2006 and 10.50% per annum thereafter, and in no event shall the Initial Loans bear interest at a rate that is lower than 8.50% per annum. The Exchange Notes, if utilized, will bear interest on the one-year anniversary of the Closing at the greatest of (a) the interest rate borne by the Initial Loans on the day before the one-year anniversary plus 0.50%, (b) LIBOR plus 5.50% and (c) a treasury rate plus 5.75%, in each case increasing by 50 basis points at the end of each three-month period after the one-year anniversary of the Closing, but in no event shall the Exchange Notes bear interest at a rate that is lower than 8.50% per annum and in no event shall the Exchange Notes bear interest at a rate that is higher than 10.50% per annum.

      The lender's financing commitment under the Commitment Letter is subject to certain limited conditions set forth in the Commitment Letter.

      The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Commitment Letter, which is attached as Exhibit 10.1 hereto, and is incorporated herein by reference.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

   (d) Exhibits.

      2.1 Agreement and Plan of Merger, dated April 2, 2006, by and among Service Corporation International, Coronado Acquisition Corporation and Alderwoods Group, Inc.

      10.1 Commitment Letter, dated as of April 2, 2006, by and among Service Corporation International, Chase Lincoln First Commercial Corporation and J.P. Morgan Securities Inc.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   SERVICE CORPORATION INTERNATIONAL

Date:  April 5, 2006               By: /s/ James M. Shelger
                                       ______________________________
                                   Name:   James M. Shelger
                                   Title:  Senior Vice President
                                           General Counsel and Secretary

                                  EXHIBIT INDEX


2.1 Agreement and Plan of Merger, dated April 2, 2006, by and among Service Corporation International, Coronado Acquisition Corporation and Alderwoods Group, Inc.

10.1 Commitment Letter, dated as of April 2, 2006, by and among Service Corporation International, Chase Lincoln First Commercial Corporation and J.P. Morgan Securities Inc.

                                                                     Exhibit 2.1



                               [Merger Agreement]

                                                                    Exhibit 10.1



                               [Commitment Letter]